EXHIBIT 99.1

nDivision Awarded Three Year Managed Services Contract through its Fortune 50 Global Solutions Partner

- Deal is nDivision’s Second Largest Managed Services and Help Desk Contract in Company’s History-

DALLAS / ACCESSWIRE / April 13, 2021 / nDivision Inc. (OTCQB: NDVN), a leader in providing cloud-based IT management services using proprietary Intelligent Automation to replace human labor, announced today that it will be fulfilling the services for a three-year 6 million dollar Infrastructure Managed Services and Managed End User Helpdesk contract which its $90bn Fortune 50 strategic partner recently won.

The contract replaces several existing contracts which its partner is currently billing at approximately $520,000 per year for which nDivision provides the services.  The revenue to nDivision for the enlarged contract is the second largest Managed Services and Help Desk engagement in nDivision’s history.

The new contract components are planned to go live in two phases. The Infrastructure Managed Service spans more than 2,000 IT infrastructure assets and is planned to go live on May 1st, 2021.  The End User Help Desk service supports 5,000 endpoints and is planned to go live on August 1st.

The services to be provided by nDivision include the automation of an unlimited number of IT tasks across the customer’s databases, applications and anything else running on the managed systems.  Additionally, this will be the first customer to be managed using nDivision’s next generation IT Operations Management and Automation platform.

As part of this new engagement, the customer plans to pivot some of its existing resources to Public Cloud initiatives, with the option to rely upon nDivision to provide or supplement those services.

“This latest win demonstrates our ability to both retain our IT management and cloud services engagements as well as grow revenue through the partnership with our Fortune 50 strategic partner,” said Alan Hixon, Chairman and CEO of nDivision.  “Our leading-edge IT and cloud services are differentiated through the extensive use of proprietary Intelligent Automation, allowing us to provide world-class services at a very competitive price point.”

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About nDivision Inc.

nDivision Inc. provides Autonomic Managed Services and End User Help Desk services to private and public entities, ranging from small businesses to Fortune 500 global enterprises. The Company leverages proprietary intelligent automation technologies to replace expensive human resources. Automation resolves IT issues faster and more accurately than human engineers, driving previously unattainable service levels. The Company manages public clouds, private clouds, and networks across 45 countries and 6 continents, 24-hours a day, 365 days per year. On average, nDivision resolves 83% of all infrastructure incidents using Intelligent Automation with no human involvement, resulting in a 40% to 60% reduction in the cost of IT operations. Customers rate 96% of incidents that nDivision’s technical support staff resolve as either “satisfied” or “very satisfied”.One of the top ten global solution providers ($90bn+ revenues) resells nDivision’s services across the U.S., and a second ($120bn+ revenues) has begun recommending nDivision’s services in its South-Central U.S. region. More information can be found at www.ndivision.com.  For additional information about nDivision’s products and services contact sales@ndivision.com.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of nDivision Inc. ("nDivision" or the "Company"). Forward-looking statements are based on the expectations, estimates, or projections of the Company's management as of the date of this press release. Although nDivision's management believes these expectations, estimates, or projections to be reasonable as of the date of this presentation, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies, which could cause the Company's actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause nDivision's actual results or performance to differ materially from the forward-looking statements include those set forth in the "Risk Factors" sections in the Company's filings with the Securities and Exchange Commission, which are available for viewing on the SEC's EDGAR website. These forward-looking statements speak only as of the date of this press release and, except as required by law, nDivision specifically disclaims any obligation to update these forward-looking statements, even if new information becomes available in the future.

Investor Contact:

The Del Mar Consulting Group, Inc.
Robert B. Prag, President
(858) 794-9500
bprag@delmarconsulting.com

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